Exhibit (b)(10)(a)


[SUTHERLAND ASBILL & BRENNAN LLP LETTERHEAD]

                   CONSENT OF SUTHERLAND ASBILL & BRENNAN LLP

                                  June 21, 2002

Board of Directors
Conseco Variable Insurance Company
11815 N. Pennsylvania Street
Carmel, Indiana 46032-4572

Directors:

            We hereby consent to the reference to our name under the caption "Legal Matters" in the statement of additional information for certain individual flexible premium deferred annuity contracts incorporated by reference into post-effective amendment number 5 to the registration statement on Form N-4 for Conseco Variable Annuity Account H (File Nos. 333-90737; 811-09693). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                                Very Truly Yours,

                                                SUTHERLAND ASBILL & BRENNAN LLP


                                                By:  /s/ MARY JANE WILSON-BILIK
                                                     ---------------------------
                                                     Mary Jane Wilson-Bilik